AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2000.
                                                   REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                          38-1794485
(State or other jurisdiction of                          (IRS Employer
  incorporation)                                       Identification No.)

                   21001 Van Born Road, Taylor, Michigan 48180
               (Address of Principal Executive Offices) (Zip Code)

              MASCO CORPORATION 1991 LONG TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 JOHN R. LEEKLEY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                MASCO CORPORATION
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                     (Name and Address of Agent for Service)

                                 (313) 274-7400
           (Telephone no., including area code, of agent for service)

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
            Title of                   Amount to          Proposed Maximum           Proposed Maximum
        Securities to be                   Be               Offering Price               Aggregate                 Amount of
           Registered               Registered(1)(2)         Per Share(3)            Offering Price(3)        Registration Fee(3)
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock (Par Value $1.00
         Per Share) (4)                20,000,000              $20.65625                $413,125,000              $125,189.00
-----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement registers additional shares of the Registrant's common stock issuable pursuant to the same plan for which Registration Statements No. 33-42229 and 333-64573 are currently effective. A registration fee of $45,250 paid on August 9, 1991 with the original filing to register 16,000,000 shares of Common Stock and $78,693 was paid on September 29, 1998 with respect to an additional 10,000,000 shares. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

(2) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable by reason of the antidilution provisions of the Incentive Plan in the event of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange - Composite Tape on May 12, 2000 as reported in The Wall Street Journal.

(4) Includes related stock purchase rights under the Registrant's rights agreement.

                                  INTRODUCTION

     On August 12, 1991, Masco Corporation (the "Company" or "Registrant") filed Registration Statement No. 33-42229 on Form S-8, registering 16,000,000 shares of Company common stock, par value $1.00, as adjusted for a 100% stock split on July 10, 1998, (the "Common Stock"), for issuance under the Masco Corporation 1991 Long Term Stock Incentive Plan (the "Plan"). On September 29, 1998, the Registrant filed Registration Statement No. 333-64573 registering an additional 10,000,000 shares of Common Stock for issuance under the Plan. By this Registration Statement, the Registrant increases the number of shares registered under the Plan to 46,000,000. The contents of Registration Statements Nos. 33-42229 and 333-64573 are incorporated herein by reference.

ITEM 8. EXHIBITS.

EXHIBIT NO.                                 DESCRIPTION

4.a Restated Certificate of Incorporation of the Company and amendments thereto. (Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.)

4.b Bylaws of the Company, as amended. (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.c Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent. (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995) and Amendment No. 1 to Rights Agreement dated as of September 23, 1998. (Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.)

*5                Opinion of John R. Leekley.

*23.a Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of the Company.

*23.b Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of MascoTech, Inc.

*23.c             Consent of John R. Leekley, which is included as part of
                  Exhibit 5.

*24 Power of Attorney, included on the Signatures page of this Registration Statement on Form S-8.

99.a Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated July 10, 1998). (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1999.)

*99.b Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated May 17, 2000).
---------------
*Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 18th day of May, 2000.

                                   MASCO CORPORATION


                                   By /s/ Richard A. Manoogian
                                      ---------------------------
                                      Richard A. Manoogian
                                      Chairman of the Board and
                                      Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



     SIGNATURE                                              TITLE                             DATE
PRINCIPAL EXECUTIVE OFFICER:

/s/  Richard A. Manoogian                                Chairman of the Board               May 18, 2000
-------------------------------------                    and Chief Executive Officer
     Richard A. Manoogian

PRINCIPAL FINANCIAL OFFICER:

/s/  Richard G. Mosteller                                Senior Vice President- Finance      May 18, 2000
-------------------------------------
     Richard G. Mosteller



PRINCIPAL ACCOUNTING OFFICER:

/s/   Robert B. Rosowski                          Vice President- Controller           May 18, 2000
------------------------                          and Treasurer
      Robert B. Rosowski

/s/   Raymond F. Kennedy                          President and Chief                  May 18, 2000
------------------------------                    Operating Officer and Director
      Raymond F. Kennedy


/s/   Thomas G. Denomme                           Director                             May 18, 2000
------------------------------
      Thomas G. Denomme


/s/   Joseph L. Hudson, Jr.                       Director                             May 18, 2000
------------------------------
      Joseph L. Hudson, Jr.


/s/   Verne G. Istock                             Director                             May 18, 2000
------------------------------
      Verne G. Istock


/s/   Mary Ann Krey                               Director                             May 18, 2000
------------------------------
      Mary Ann Krey


/s/   Wayne B. Lyon                               Director                             May 18, 2000
------------------------------
      Wayne B. Lyon


/s/   John A. Morgan                              Director                             May 18, 2000
------------------------------
      John A. Morgan


/s/   Arman Simone                                Director                             May 18, 2000
------------------------------
      Arman Simone


/s/   Peter W. Stroh                              Director                             May 18, 2000
------------------------------
      Peter W. Stroh


                                INDEX TO EXHIBITS

                                                                                                       SEQUENTIALLY
EXHIBIT                                                                                                  NUMBERED
NO.                               DESCRIPTION                                                              PAGE

4.a Restated Certificate of Incorporation of the Company and amendments thereto. (Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.)

4.b Bylaws of the Company, as amended. (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form
                  10-K for the year ended December 31, 1998.)

4.c               Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent. (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995) and Amendment No. 1 to Rights Agreement
                  dated as of September 23, 1998. (Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.)

*5                Opinion of John R. Leekley.

*23.a             Consent of  PricewaterhouseCoopers  LLP relating to the financial  statements and financial statement schedule of the Company.

*23.b             Consent of  PricewaterhouseCoopers  LLP relating to the financial  statements and financial statement schedule of MascoTech, Inc.

*23.c             Consent of John R. Leekley, which is included as part of Exhibit 5.

*24               Power of  Attorney,  included  on the  Signatures  page of this  Registration
                  Statement on Form S-8.

99.a Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated July 10, 1998). (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1999.)

*99.b             Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated May 17, 2000).

---------------
*Filed herewith.


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